UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    Form 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                         Date of Report October 1, 1998
                        (Date of earliest event reported)


                               ALLIED Group, Inc.
             (Exact name of registrant as specified in its chapter)

           Iowa                            0-14243               42-0958655
(State of other jurisdiction of          (Commission          (I.R.S. Employer
incorporation or organization)           Fine Number)        Identification No.)


      701 Fifth Avenue, Des Moines, Iowa                 50391-2000
   (Address of principal executive offices)              (Zip Code)


                                  515-280-4211
               (Registrant's telephone number including area code)



                The total number of pages contained herein is 3.






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                                       2


Item 1.  Changes in Control of Registrant.

On October 1, 1998, Nationwide Group Acquisition Corporation ("Nationwide Sub") consummated its tender offer for shares of Common Stock, without par value, of ALLIED Group, Inc. (the "Company") and acquired 28,040,039 shares of Common Stock for $48.25 per share in cash. Nationwide Sub used funds provided by its parent, Nationwide Mutual Insurance Company ("Nationwide"), from Nationwide's general corporate funds to purchase the shares. Following the consummation of the tender offer, Nationwide beneficially owns 92.7% of the outstanding Common Stock. Upon such consummation, and in accordance with the Agreement and Plan of Merger by and among Nationwide, Nationwide Sub, and the Company dated June 3, 1998 (the "Merger Agreement"), certain members of the Board of Directors of the Company resigned and seven new members designated by Nationwide were elected. The Merger Agreement provides that promptly upon the acceptance for payment of common shares pursuant to the tender offer, Nationwide is entitled to designate such number of directors on the Board of Directors of the Company and each of its subsidiaries as will give Nationwide a majority of such directors and a majority of directors on each committee of the Board. The Merger Agreement further provides that until the consummation of the merger of Nationwide Sub into and with the Company, the Company's Board of Directors shall have at least two directors who were directors on the date of the Merger Agreement and who are not officers of the Company. Prior to consummation of the Merger, the affirmative vote of a majority of such independent directors then in office is required for the Company to amend or terminate the Merger Agreement, exercise or waive any of the Company's rights or remedies under the Merger Agreement or extend the time for performance by Nationwide or Nationwide Sub of its obligations under the Merger Agreement. Effective October 1, 1998, the Board members were as follows:

     Continuing Directors:               Directors Designated by Nationwide:
         Douglas L. Andersen                Richard Crabtree
         Charles I. Colby                   Keith W. Eckel
         Richard O. Jacobson                Charles L. Fuellgraf, Jr.
                                            Dimon R. McFerson
                                            David O. Miller
                                            James F. Patterson
                                            Arden L. Shisler (Chairman)







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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           ALLIED Group, Inc.
                                              (Registrant)


                           /s/       Jamie H. Shaffer
                  --------------------------------------------------------------
                                     Jamie H. Shaffer, Treasurer
                  (Principal Financial Officer and Principal Accounting Officer)


Date:  October 13, 1998